As filed with the Securities and Exchange Commission on April 23, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NOVAGOLD RESOURCES INC.

(Exact Name of Registrant as Specified in Its Charter)

British Columbia	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

201 South Main Street, Suite 400
Salt Lake City, Utah, USA 84111
(801) 639-0511

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory A. Lang
President and Chief Executive Officer
NOVAGOLD RESOURCES INC.
201 South Main Street, Suite 400
Salt Lake City, Utah, USA 84111
(801) 639-0511

Corporation Service Company

19 West 44th Street, Suite 200

New York, NY 10036

(800) 927-9801

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Ben Machlis Vice President and General Counsel NOVAGOLD RESOURCES INC. 201 South Main Street, Suite 400 Salt Lake City, Utah, USA 84111 (801) 639-0511	Kimberley Anderson Dorsey & Whitney LLP 701 5th Avenue, Suite 6100 Seattle, WA 98104-7043 (206) 903-8803

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS

SUBSCRIPTION RECEIPTS

SHARE PURCHASE CONTRACTS
UNITS

We may offer from time to time, in one or more offerings, any combination of the following securities: common shares, preferred shares, debt securities, warrants, subscription rights, share purchase contracts and units (collectively, the “securities”). We may offer and sell these securities at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. The specific terms of these securities and information regarding the offering in which these securities will be offered will be provided in supplements to this prospectus. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

Our common shares are listed on the NYSE American LLC (“NYSE American”) and the Toronto Stock Exchange (the “TSX”) under the symbol “NG.”

Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 1 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 23, 2025.

TABLE OF CONTENTS

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This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (“Securities Act”). Under this shelf registration process, we may offer from time to time, in one or more offerings, any of the securities described in this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplements will contain the specific terms of the securities being offered and information regarding the offering in which the securities are offered. The prospectus supplements may also add, update or change the information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The information contained in this prospectus, any applicable prospectus supplement, any related free writing prospectus and any document incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or the sale of any securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or any free writing prospectus that we may authorize to be delivered or made available to you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “NOVAGOLD,” the “Company,” “we,” “us” and “our” refer to NOVAGOLD RESOURCES INC. and its consolidated subsidiaries, and all references to “$”, “U.S. Dollars” and “dollars” are to United States dollars.

Risk Factors

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Summary of Risk Factors” and “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates to those risk factors in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all of the other information appearing or incorporated by reference herein, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

NOVAGOLD RESOURCES INC.

We operate in the gold mining industry, primarily focused on advancing the Donlin Gold project in Alaska. The Donlin Gold project is held by Donlin Gold LLC (“Donlin Gold”), a limited liability company owned equally by wholly-owned subsidiaries of NOVAGOLD and Barrick Gold Corporation (“Barrick”).

We do not produce gold or any other minerals, and do not currently generate operating earnings. Funding to explore our mineral properties and to operate the Company was acquired primarily through previous equity financings consisting of public offerings of our common shares and warrants and through debt financing consisting of convertible notes, and the sale of assets. We expect to continue to raise capital through additional equity and/or debt financings, through the exercise of stock options, and other such means.

We were incorporated by memorandum of association on December 5, 1984, under the Companies Act (Nova Scotia) as 1562756 Nova Scotia Limited. On January 14, 1985, we changed our name to NovaCan Mining Resources (1985) Limited and on March 20, 1987, we changed our name to NOVAGOLD RESOURCES INC. On May 29, 2013, our shareholders approved the continuance of the corporation into British Columbia. Subsequently, we filed the necessary documents in Nova Scotia and British Columbia, and we continued under the Business Corporations Act (British Columbia) effective as of June 10, 2013. The current addresses, telephone and facsimile numbers of our offices are:

Executive office	Corporate office
201 South Main Street, Suite 400	400 Burrard Street, Suite 1860
Salt Lake City, UT, USA 84111	Vancouver, BC, Canada V6C 3A6
Telephone (801) 639-0511	Toll free (866) 669-6227
Facsimile (385) 342-4620	Facsimile (604) 669-6272

Our website address is www.novagold.com. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities.

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Special Note on Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements or information within the meaning of Canadian securities laws and the United States Private Securities Litigation Reform Act of 1995 concerning anticipated results and developments in our operations in future periods, planned exploration activities, the adequacy of our financial resources and other events or conditions that may occur in the future. These forward-looking statements may include statements regarding the benefits and timing of the acquisition of membership interests from Barrick (the “Acquisition”), the perceived merit of properties, exploration results and budgets, mineral reserves and resource estimates, work programs, anticipated timing of updated reports and/or studies, capital expenditures, operating costs, cash flow estimates, production estimates and similar statements relating to the economic viability of a project, anticipated timing and impact of certain judicial and/or administrative decisions, continued support of the state and federal permitting process, future capital raising activities and their related dilutive effects, sufficiency of working capital, timelines, strategic plans, including our plans and expectations relating to the Donlin Gold project, permitting and the timing thereof, the Company’s market price, market prices for precious metals, or other statements that are not statements of fact. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Statements concerning mineral resource estimates may also be deemed to constitute “forward-looking statements” to the extent that they involve estimates of the mineralization that will be encountered if the property is developed.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, identified by words or phrases such as “expects”, “is expected”, “anticipates”, “believes”, “plans”, “projects”, “estimates”, “assumes”, “intends”, “strategy”, “goals”, “objectives”, “potential”, “possible” or variations thereof or stating that certain actions, events, conditions or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements are based on a number of material assumptions, including those listed below, which could prove to be significantly incorrect:

•	our ability to satisfy the closing conditions in the Acquisition;
•	our ability to achieve production at the Donlin Gold project;
•	dependence on cooperation of co-owner in exploration and development of the Donlin Gold project;
•	expectations regarding future gold prices and demand;
•	estimated capital costs, operating costs, production and economic returns;
•	estimated metal pricing, metallurgy, mineability, marketability and operating and capital costs, together with other assumptions underlying our resource and reserve estimates;
•	our expected ability to develop adequate infrastructure and that the cost of doing so will be reasonable;
•	assumptions that all necessary permits and governmental approvals will be obtained and retained, and the timing of such approvals;
•	assumptions made in the interpretation of drill results, the geology, grade and continuity of our mineral deposits;
•	our expectations regarding demand for equipment, skilled labor and services needed for the Donlin Gold project;
•	our activities not being adversely disrupted or impeded by development, operating or regulatory risks; and
•	our expectations regarding the timing and outcome of certain judicial and/or administrative decisions, including but not limited to the appeals of: (i) the federal Joint Record of Decision (“JROD”) and permits issued by the U.S. Army Corps of Engineers (“Corps”) and U.S. Bureau of Land Management (“BLM”), (ii) the State Clean Water Act Section 401 Certification (as defined below), (iii) the state pipeline right-of-way (“ROW”) agreement and lease (as defined below), and (iv) the application for water rights (as defined below).

Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation:

•	uncertainty of whether there will ever be production at the Donlin Gold project;
•	risks related to cooperation with our co-owner on which we depend for Donlin Gold project activities;
•	risks related to proceeding with a feasibility study for the Donlin Gold project without the participation of the co-owner;
•	our history of losses and expectation of future losses;
•	our concentrated property portfolio;
•	risks related to our ability to finance the development of the Donlin Gold project through external financing, strategic alliances, the sale of property interests or otherwise;
•	uncertainty of estimates of capital costs, operating costs, production and economic returns, including the impact of inflation thereon;
•	commodity price fluctuations;
•	risks related to market events and general economic conditions;
•	risks related to opposition to operations at our mineral exploration and development properties from non-governmental organizations (“NGOs”) or civil society;
•	the risk that permits and governmental approvals necessary to develop and operate the Donlin Gold project will not be available on a timely basis, subject to reasonable conditions, or at all;
•	uncertainties relating to the assumptions underlying our reserve and resource estimates, such as metal pricing, metallurgy, mineability, marketability and operating and capital costs;

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•	risks related to the inability to develop or access the infrastructure required to construct and operate the Donlin Gold project;
•	uncertainty related to title to the Donlin Gold project;
•	risks related to our largest shareholder;
•	risks related to conflicts of interests of some of the directors and officers of the Company;
•	risks related to the need for reclamation activities on our properties and uncertainty of cost estimates related thereto;
•	credit, liquidity, interest rate and currency risks;
•	mining and development risks, including risks related to infrastructure, accidents, equipment breakdowns, labor disputes or other unanticipated difficulties with, or interruptions in, development, construction or production;
•	risks related to changes in governmental regulation and uncertainties resulting from changes being implemented by the current U.S. federal administration including, but not limited to, the stability of pre-existing tax regimes and the potential introduction of tariffs;
•	risks related to environmental laws and regulations;
•	risks related to our insurance;
•	risks related to title and other rights to our mineral properties;
•	risks related to increases in demand for equipment, skilled labor and services needed for exploration and development of the Donlin Gold project, and related cost increases;
•	our need to attract and retain qualified management and technical personnel;
•	uncertainty as to the outcome of potential litigation;
•	risks related to the effects of global climate change on the Donlin Gold project;
•	risks related to information technology systems;
•	risks related to cybersecurity attacks and breaches; and
•	risks related to the Company’s status as a “passive foreign investment company” in the United States.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and our actual achievements or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in our Annual Report on Form 10-K for the year ended November 30, 2024 and our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors” and Current Reports on Form 8-K and elsewhere.

Our forward-looking statements contained in this prospectus are based on the beliefs, expectations, and opinions of management as of the date of this report. We do not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from our sale of securities will be used for general corporate purposes which may include the advancement of mineral exploration and project development, acquisitions and other business opportunities.

Description of Share Capital

General

Our authorized share capital consists of 1,000,000,000 common shares and 10,000,000 preferred shares.

Common Shares

Common shares outstanding. At March 26, 2025, there were 334,646,571 common shares outstanding. All outstanding common shares are fully paid and non-assessable.

The common shares of the Company (the “Common Shares”) are its only class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The following description of our Common Shares is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Notice of Articles and Amended and Restated Articles which are attached as exhibits to the Annual Report on Form 10-K. We are continued in the Province of British Columbia, Canada and are subject to the Business Corporations Act (British Columbia) (the “BCBCA”).

Holders of Common Shares are entitled to receive notice of and to attend any meetings of shareholders of the Company and at any meetings of shareholders to cast one vote for each Common Share held. Holders of Common Shares do not have cumulative voting rights. A simple majority of votes cast on a resolution is required to pass an ordinary resolution; however, if the resolution is a special resolution two-thirds of the votes cast on the special resolution are required to pass it. Holders of Common Shares are entitled to receive dividends as and when declared by the board of directors of the Company at its discretion from funds legally available therefor and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Common Shares with respect to dividends or liquidation. There are no pre-emptive, subscription, conversion or redemption rights attached to the Common Shares nor do they contain any sinking or purchase fund provisions.

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Provisions as to the modification, amendment or variation of the rights attached to the Common Shares are contained in our articles and the BCBCA. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (at least two-thirds of the votes cast).

Preferred Shares

Preferred shares outstanding. There are no preferred shares outstanding at the date of this prospectus.

The Company’s preferred shares may be issued from time to time in one or more series, the number of shares, designation, rights and restrictions of which will be determined by the Board of Directors of the Company. The preferred shares rank ahead of the common shares with respect to the payment of dividends or upon liquidation or both.

Should we offer to sell a particular series of preferred shares, we will describe the specific terms of the securities in a supplement to this prospectus.

Our Board of Directors has the authority to issue the preferred shares in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

All preferred shares offered will be fully paid and non-assessable. Any preferred shares that are issued will have priority over the common shares with respect to dividend or liquidation rights or both.

Our Board of Directors could create and issue a series of preferred shares with rights, privileges or restrictions which effectively discriminates against an existing or prospective holder of shares as a result of the holder beneficially owning or commencing a tender offer for a substantial amount of common shares. One of the effects of authorized but unissued and unreserved shares of capital may be to make it more difficult or discourage an attempt by a potential acquirer to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise. The issuance of these shares of capital may defer or prevent a change in control of our company without any further shareholder action.

The transfer agent for each series of preferred shares will be described in the prospectus supplement.

Listing

Our common shares are listed on the NYSE American under the symbol “NG” and on the TSX also under the symbol “NG.”

Transfer Agent and Registrar

The United States transfer agent and registrar for the common shares is Computershare Trust Company, N.A., located at 150 Royall Street, Canton, MA 02021 and the Canadian transfer agent and registrar for the common shares is Computershare Investor Services Inc. located at 510 Burrard Street, Vancouver, B.C. V6C 3B9.

Description of Debt Securities

The debt securities (“Debt Securities”) may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the Trustee) that will be named in a prospectus supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, warrants, subscription rights, subscription receipts, share purchase contracts, units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of the Debt Securities offered pursuant to this prospectus will be set forth in the applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable prospectus supplement. This description may include, but may not be limited to, any of the following, if applicable:

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•	the title of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•	the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable prospectus supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

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The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities will be described in the applicable prospectus supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

This prospectus does not qualify for issuance Debt Securities, or securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items or any other "novel specified derivative" as defined in NI 44-102.

To the extent any Debt Securities are convertible into Common Shares or other securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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Description of Subscription Rights

We may issue subscription rights to purchase our securities. The subscription rights may be issued independently or together with any other securities, may be attached to, or separate from, such securities and may or may not be transferable by the shareholder receiving the subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any unsubscribed securities after such offering. The terms of any subscription rights being offered will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the following terms of the subscription rights in respect of which this prospectus is delivered:

•	the exercise price;

•	the aggregate number of rights to be issued;

•	the type and number of securities purchasable upon exercise of each right;

•	the procedures and limitations relating to the exercise of the rights;

•	the date upon which the exercise of rights will commence;

•	the record date, if any, to determine which security holders are entitled to the rights;

•	the expiration date;

•	the extent to which the rights are transferable;

•	information regarding the trading of rights, including the stock exchanges, if any, on which the rights will be listed;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of the rights; and

•	any other material terms of the rights.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Description of Subscription Receipts

We may issue subscription receipts, which will entitle holders thereof to receive, upon satisfaction of Release Conditions (as defined herein) and for no additional consideration, Common Shares, warrants or any combination of securities as is specified in the applicable prospectus supplement. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the applicable prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the subscription agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the securities regulatory authorities in Canada and the United States after we have entered into it.

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The applicable prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of subscription receipts being offered;

•	the price at which the subscription receipts will be offered;

•	the designation, number and terms of the Common Shares, Warrants or a combination of Securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, Warrants or a combination of Securities;

•	the procedures for the issuance and delivery of the Common Shares, Warrants or a combination of Securities to holders of subscription receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, Warrants or a combination of Securities upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination of Securities pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

•	procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the subscription receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the subscription receipts as one or more global securities (“Global Securities”) and, if so, the identity of the depository for the Global Securities;

•	whether the Company will issue the subscription receipts as bearer securities, as registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, Warrants or other Securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the subscription receipts on any exchange;

•	material U.S. and Canadian federal income tax consequences of owning the subscription receipts; and

•	any other material terms or conditions of the subscription receipts.

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Description of Share Purchase Contracts

We may issue share purchase contracts, including contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of securities, at a future date or dates, or similar contracts issued on a “prepaid” basis (in each case, “Share Purchase Contracts”). The price per security and the number of securities may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts will require either the share purchase price be paid at the time the Share Purchase Contracts are issued or that payment be made at a specified future date. The Share Purchase Contracts may be issued separately or as part of units consisting of a Share Purchase Contract and securities or obligations of third parties (including U.S. treasury securities) and may, or may not serve as collateral for a holder’s obligations. The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require the Company to make periodic payments to the holders of the Share Purchase Contracts or vice versa, and such payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the Share Purchase Contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral, depositary or custodial arrangements, relating to the Share Purchase Contracts.

Description of Units

We may issue units consisting of one or more warrants, debt securities, preferred shares, common shares, subscription rights, subscription receipts, share purchase contracts or any combination of such securities. The terms of any units being offered will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will set forth the following terms of the units in respect of which this prospectus is delivered:

•	the terms of the units and of the warrants, debt securities and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

Form of Securities

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities, including in the form of a direct registration, that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

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So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or other instrument governing such securities, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, units or other instrument governing such securities, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of NOVAGOLD, the trustees, the warrant agents, the unit agents or any other agent of NOVAGOLD, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Plan of Distribution

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

•	directly to purchasers;

•	through agents;

•	to or through underwriters or dealers; or

•	through a combination of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, convertible securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

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•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•	enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of securities pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

•	sell securities short and redeliver such securities to close out our short positions; or

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to be received by us from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.

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At-the-Market Offerings

If we reach an agreement with an underwriter on a placement, including the number of common shares to be offered in the placement and any minimum price below which sales may not be made, such underwriter would agree to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to try to sell such shares on such terms. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the NYSE American or TSX, the existing trading markets for our common shares, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common shares, the amounts underwritten, and the nature of its obligations to take our common shares will be described in the applicable prospectus supplement.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions.

These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

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Legal Matters

Certain legal matters related to the securities covered by this prospectus will be passed on for us by Blake, Cassels & Graydon LLP, Vancouver, British Columbia, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.

Experts

The consolidated financial statements of (i) NOVAGOLD as of November 30, 2024 and 2023, and for each of the three years in the period ended November 30, 2024, and management’s assessment of the effectiveness of internal control over financial reporting, and (ii) Donlin Gold LLC as of November 30, 2024 and 2023, and for each of the three years in the period ended November 30, 2024, have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Certain of the scientific and technical information relating to our mineral projects in this prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or by us:

•	Wood Canada Limited, which prepared or certified certain portions of the technical report summary titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” dated November 30, 2021; and

•	Paul Chilson, a “Qualified Person” under S-K 1300 has reviewed and approved the scientific and technical disclosure contained in the annual report on Form 10-K (as defined herein).

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this prospectus, other than Paul Chilson, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	our Annual Report on Form 10-K for the year ended November 30, 2024 filed with the SEC on January 23, 2025, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended November 30, 2024, filed with the SEC on March 10, 2025;

(b)	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 24, 2025;

(c)	our Quarterly Report on Form 10-Q for the quarter ended February 28, 2025 filed with the SEC on April 1, 2025;

(d)	our Current Report on Form 8-K filed on April 22, 2025, to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act; and

(e)	the description of our common shares which is contained in a registration statement on Form 8-A filed on December 1, 2003 (File No. 001-31913) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.novagold.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:

Investor Relations
NOVAGOLD RESOURCES INC.

201 South Main Street, Suite 400
Salt Lake City, Utah, USA 84111
(801) 639-0511

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COMMON SHARES
PREFERRED SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS

SUBSCRIPTION RECEIPTS

SHARE PURCHASE CONTRACTS
UNITS

PROSPECTUS

April 23, 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$(1)
FINRA filing fee	(2)
Printing expenses	(2)
Legal fees and expenses (including Blue Sky fees)	(2)
Accounting fees and expenses	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1) Deferred in reliance upon Rule 456(b) and 457(r) under the Securities Act.
(2) These fees and expenses depend on the securities offered and the timing and number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus.

Item 15. Indemnification of Directors and Officers

The BCBCA provides that a company may:

•	indemnify an eligible party against all judgments, penalties or fines awarded or imposed in, or amounts paid in settlement of, an eligible proceeding, to which the eligible party is or may be liable; and

•	after the final disposition of an eligible proceeding, pay the “expenses” (which includes costs, charges and expenses (including legal fees) but excludes judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding.

However, after the final disposition of an eligible proceeding, a company must pay expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, or is substantially successful on the merits, in the outcome of the proceeding. The BCBCA also provides that a company may pay the expenses as they are incurred in advance of the final disposition of an eligible proceeding if the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under the BCBCA, the eligible party will repay the amounts advanced.

For the purpose of the BCBCA, an “eligible party”, in relation to a company, means an individual who:

•	is or was a director or officer of the company;

•	is or was a director or officer of another corporation

•	at a time when the corporation is or was an affiliate of the company, or

•	at the request of the company; or

•	at the request of the company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and includes, with some exceptions, the heirs and personal or other legal representatives of that individual.

An “eligible proceeding” under the BCBCA is a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding. A “proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Notwithstanding the foregoing, the BCBCA prohibits indemnifying an eligible party or paying the expenses of an eligible party if any of the following conditions apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that such agreement was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, or as the case may be; or
•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

Additionally, if an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not (i) indemnify the eligible party in respect of the proceeding; or (ii) pay the expenses of the eligible party in respect of the proceeding.

Whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA, on the application of a company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order a company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
•	order a company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or any payment under, an agreement of indemnification entered into by a company;
•	order a company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or
•	make any other order the court considers appropriate.

The BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Articles of the Registrant

The Registrant’s articles provide that, subject to the BCBCA, the Registrant must indemnify a director or former director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Pursuant to the Registrant’s articles, each director is deemed to have contracted with the Registrant on the aforementioned terms.

The Registrant’s articles further provide that the Registrant may indemnify any person, subject to any restrictions in the BCBCA, and that the failure of a director or officer of the Registrant to comply with the BCBCA or the Registrant’s articles does not invalidate any indemnity to which he or she is entitled under the Registrant’s articles.

The Registrant is authorized by its articles to purchase and maintain insurance for the benefit of any eligible person.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Registrant maintains directors’ and officers’ liability insurance for its directors. This insurance provides coverage for indemnity payments made by the Registrant to its directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and directors in their capacity as such. This policy also provides coverage directly to individual directors and officers if they are not indemnified by the Registrant. The insurance coverage for directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, or deliberately fraudulent or dishonest or to have resulted in personal profit or advantage.

Item 16. Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement
3.1	Certificate of Continuance (British Columbia) dated June 10, 2013 (incorporated by reference to Exhibit 99.1 to the Form 6-K dated June 19, 2013)
3.2	Certificate of Discontinuance (Nova Scotia) dated June 10, 2013 (incorporated by reference to Exhibit 99.2 to the Form 6-K dated June 19, 2013)
3.3	Notice of Articles (British Columbia) dated June 10, 2013 (incorporated by reference to Exhibit 99.3 to the Form 6-K dated June 19, 2013)
3.4	Amended and Restated Articles of NOVAGOLD RESOURCES INC. dated May 12, 2021 (incorporated by reference to Appendix A to Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2021)
4.1	Description of Common Shares (incorporated by reference to Exhibit 4.1 to the Form 10-K dated January 23, 2025)
4.2	Form of Indenture
4.3*	Form of Debt Security
4.4*	Form of Warrant Agreement
4.5*	Form of Subscription Rights Agreement
4.6*	Form of Subscription Receipt Agreement
4.7*	Form of Share Purchase Contract
4.8*	Form of Unit Agreement
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Dorsey & Whitney LLP
23.1	Consent of PricewaterhouseCoopers LLP with respect to their report relating to the Company
23.2	Consent of PricewaterhouseCoopers LLP with respect to their report relating to Donlin Gold
23.3	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.4	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
23.5	Qualified Person Consent of Wood Canada Limited for report titled “S-K 1300 Technical Report Summary on the Donlin Gold Project, Alaska, USA” dated November 30, 2021
23.6	Qualified Person Consent of Paul Chilson
24.1	Power of Attorney (included on the signature page of the Registration Statement)
25.1†	Statement of Eligibility on Form T-1 under Trust Indenture Act of 1939, as amended.
107	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
†	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act.

Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on April 23, 2025.

NOVAGOLD RESOURCES INC.

By:	/s/ Peter Adamek
	Name:	Peter Adamek
	Title:	Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Lang, Peter Adamek and Tricia Pannier and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Lang	President, Chief Executive Officer and Director and Authorized U.S. Representative	April 23, 2025
Gregory A. Lang	(principal executive officer)

/s/ Peter Adamek	Vice President and Chief Financial Officer	April 23, 2025
Peter Adamek	(principal financial officer and principal accounting officer)

/s/ Thomas S. Kaplan	Board Chair	April 23, 2025
Thomas S. Kaplan

/s/ Elaine Dorward-King	Director	April 23, 2025
Elaine Dorward-King

/s/ Diane Garrett	Director	April 23, 2025
Diane Garrett

/s/ Hume Kyle	Director	April 23, 2025
Hume Kyle

/s/ Kalidas Madhavpeddi	Director	April 23, 2025
Kalidas Madhavpeddi

/s/ Kevin McArthur	Director	April 23, 2025
Kevin McArthur

/s/ Daniel Muñiz Quintanilla	Director	April 23, 2025
Daniel Muñiz Quintanilla

/s/ Ethan Schutt	Director	April 23, 2025
Ethan Schutt

/s/ Dawn Whittaker	Director	April 23, 2025
Dawn Whittaker